                                                                    EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of this 1st day of October, 2003, by and between Applica Incorporated, f/k/a Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), and Harry D. Schulman, an individual residing in the State of Florida (the "Executive"). Unless the context requires otherwise, all capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Employment Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive have entered into that certain Employment Agreement dated as of August 2, 1999 (as heretofore and hereby amended, and as further amended, supplemented or restated from time to time, the "Employment Agreement"); and

         WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Employment Agreement as more fully set forth herein;

         NOW, THEREFORE, in consideration of the premises, the terms, covenants and conditions hereinafter appearing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1.       AMENDMENT TO EMPLOYMENT AGREEMENT.

                  (a) Section 3 of the Employment Agreement is hereby deleted and the following new Section 3 is inserted in replacement thereof:

                           3. DUTIES. The Executive will have such duties as are
                  assigned or delegated to the Executive by the Board or Chairman of the Company, and will serve as the Chief Executive Officer and President of the Company. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Company and its subsidiaries, will use his best efforts to promote the success of the Company and its subsidiaries, and will cooperate fully with the Board in the advancement of the best interests of the Company and its subsidiaries. The employer of the Executive shall be Applica Consumer Products, Inc., the Company's wholly owned U.S. operating subsidiary.

                  (b) Section 4 of the Employment Agreement is hereby deleted and the following new Section 4 is inserted in replacement thereof:

                  4. COMPENSATION. During the Term, Applica Consumer Products, Inc., the Company's wholly owned U.S. operating subsidiary, shall compensate Executive as follows:

                            (a) SALARY. Applica Consumer Products, Inc. shall
                  pay Executive an annual salary of $561,811 (the "Annual Base Salary"), to be distributed in equal periodic installments according to the Company's customary payroll practices. The Annual Base Salary will increase progressively for each of the ensuing twelve month periods ("Fiscal Year") during the Term by an amount at least equal to the percentage increase in the United States Consumer Price Index for all urban consumers (CPI-U), U.S. City Average - All Items, published by the Bureau of Labor Statistics, United States Department of Labor (the "Index") for the previous calendar year. If at any time required for the determination of the Annual Base Salary adjustment as above described, the Index is no longer published or issued, the parties shall use such other index as is then generally recognized or accepted for similar determinations of purchasing power. If the parties are unable to agree on the selection of an index which would most accurately carry out the intent hereof, or if there is a dispute with respect to any computations as called for herein, then the issue with respect thereto shall be determined by arbitration according to the then existing rules of the American Arbitration Association. Nothing contained herein shall be construed to prevent the Company from increasing Executive's Annual Base Salary more often than annually or by a higher amount than required by the Index.

                           (b) BONUS. The Executive shall be entitled to receive
                  incentive compensation (the "Incentive Compensation") for each year during the Term, as determined by the Compensation Committee, to be paid in cash, stock or otherwise.

         3. ENTIRE AGREEMENT. This Amendment and the Employment Agreement (as amended hereby) constitute the entire agreement among the parties hereto and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties and may be modified only in a writing executed by all parties hereto.

         4. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Employment Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect according to its terms.

         5. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to its choice of law provision.

         6. ENFORCEABILITY. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Amendment and Executive have signed this Amendment as of the day and year first above written.

                                APPLICA INCORPORATED





                                By:   /s/ DAVID M. FRIEDSON
                                      ----------------------------------------
                                      David M. Friedson, Chairman of the Board
                                EXECUTIVE


                                   /s/ HARRY D. SCHULMAN
                                  --------------------------------------------
                                  Harry D. Schulman, individually






                                       3